EXHIBIT 10.71

 THIRD AMENDMENT TO REGULATION D COMMON STOCK EQUITY LINE SUBSCRIPTION AGREEMENT


         THIS THIRD AMENDMENT TO REGULATION D COMMON STOCK EQUITY LINE SUBSCRIPTION AGREEMENT (this "Third Amendment") is entered into as of June 2, 2000 by and among Techniclone Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), The Tail Wind Fund, Ltd. ("Tail Wind") and Resonance Ltd. ("Resonance") (each of Tail Wind and Resonance may hereinafter be referred to as individually as a "Subscriber" and, collectively, as the "Subscribers").

                                    RECITALS:

         WHEREAS, pursuant to the Company's offering ("Offering") of Common Stock of the Company pursuant to that certain Regulation D Common Stock Equity Line Subscription Agreement, dated June 16, 1998 between the Company and Subscribers, as previously amended on June 16, 1998 and September 16, 1998 (as so amended, the "Subscription Agreement"), the Company has agreed to sell and Subscribers have agreed to purchase, from time to time, as provided in the Subscription Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of $20,000,000, subject to certain terms and conditions; and

         WHEREAS, the Company and Subscribers desire to eliminate the maximum aggregate offering amount limitation on the amount of the Offering, and desire to amend certain other terms of the Subscription Agreement.

                                     TERMS:

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to as follows:

         1. Section 1 (Certain Definitions) of the Subscription Agreement is hereby amended as follows:


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                  (a) the definition of the term "Aggregate Quarterly Dollar
Maximum" is hereby amended so that it means "Eight Million Four Hundred Thousand Dollars ($8,400,000)".

                  (b) the definition of the term "Maximum Offering Amount" is hereby eliminated from the Subscription Agreement; the reference to such term in the first recital to the Subscription Agreement is also eliminated from the Subscription Agreement.

                  (c) the definition of the term "Term" is hereby amended so that it reads in its entirety as follows:

                  "'Term' shall mean the term of this Agreement, which shall be the date that is three months after the date that the Maximum Call Shares are exhausted or extinguished under the equity line.

         2. Section 2.3.1 (Procedure to Exercise Call for Proceeds) of the Subscription Agreement is hereby amended so that the provisions thereof preceding subparagraph (a) thereof read as follows:

                  "During any Monthly Period beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise one or more Calls for Proceeds (provided that an Advance Call Notice may not be delivered at any time during the period between the date commencing on the immediately preceding Advance Call Notice Date and ending on the Business Day following the Call Closing Date (as defined in Section 2.3.3 below) applicable to such Advance Call Notice) according to the following procedure:"

         3. Section 2.3.2 (Call Limitations) of the Subscription Agreement is hereby amended as follows:

                  (a) Sub-section (a) of Section 2.3.2 is hereby amended to read in its entirety as follows:

                           "(a) the Company shall not exercise any Call for
Proceeds for a number of Call Shares in excess of the Maximum Call Shares. The "Maximum Call Shares" shall equal the difference between (i) 10,522,458 minus
(ii) the aggregate number of all Call Shares sold to Subscribers subsequent to the date of this Third Amendment. The Maximum Call Shares shall be allocated among the Subscribers in proportion to each Subscriber's Subscriber Allocation.

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                  (b) Sub-section (b) of Section 2.3.2 is hereby amended so that it reads its entirety as follows:

                           "(b) the Company shall not exercise a Call for
Proceeds for a Call Dollar Amount in excess of the Maximum Call Dollar Amount. The Maximum Call Dollar Amount shall equal $2,800,000 in any Monthly Period. If the Company delivers an Advance Call Notice sooner than thirty days following the most recent Advance Call Notice, then the Intended Call Dollar Amount in such Advance Call Notice, when added to the Call Dollar Amounts in the previous Advance Call Notices within the preceding 30 days, may not exceed $2,800,000.

                  (c) Sub-section (c) of 2.3.2 is hereby amended to read in its entirety as follows:

                           "(c) if the Closing Bid Price of the Common Stock on
any Trading Day during the ten (10) Trading Days preceding the Call Date is less than the Soft Floor Price and greater than the Hard Floor Price, then the Company shall not exercise a Call for Proceeds for a Call Dollar Amount in excess of fifteen percent (15%) of the Maximum Call Dollar Amount that would otherwise be available; if such Closing Bid Price on any Trading Day during such period is less than two dollars ($2.00) ("Second Soft Floor Price") but not less than Soft Floor Price, then the Company shall not exercise a Call for Proceeds for a Call Dollar Amount in excess of the lesser of (i) $1,500,000 or (ii) the portion of the Maximum Call Dollar Amount that would otherwise be available; provided, however, that the Second Soft Floor Price, Soft Floor Price and Hard Floor Price shall be proportionately increased in the event of any combination or reverse stock split of the shares of Common Stock, or any recapitalization or reorganization which results in less shares of Common Stock being outstanding, and the Second Soft Floor Price, Soft Floor Price and Hard Floor Price shall be proportionately reduced in the event of any stock split or common stock dividend with respect to the shares of Common stock;"

         4. Section 2.4 (Warrants) of the Subscription Agreement is hereby amended to change all references to "ten percent (10%)", to "fifteen (15%)" in Sections 2.4.1, 2.4.2 and 2.4.3 of Section 2.4. Future warrants issued under this equity line shall have a term ending December 31, 2005.

         5. Section 7.6 (Expenses) of the Subscription Agreement is hereby amended by adding the following sentence at the end thereof: "Notwithstanding the foregoing, the Company shall, at the time of delivery of each Advance Call Notice for any call amount in excess of $2,500,000 per quarter, deliver to Tail Wind a dollar amount equal to one half of one percent (50 basis points) of the Intended Call Dollar Amount set forth in the Advance Call Notice, which dollar amount may be used by Tail Wind to defray due diligence and other expenses in connection with such Advance Call Notice.

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         6. Intentionally Omitted.

         7. Except as set forth above, the Subscription Agreement shall remain unmodified and in full force in effect.

         8. It is hereby agreed that the Registration Rights Agreement and the Escrow Agreement (as such terms are defined in the Subscription Agreement) are hereby amended, MUTATIS MUTANDIS to conform to the changes effected by this Third Amendment.

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         IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the 2nd day of June, 2000.

                                          TECHNICLONE CORPORATION


                                          By: /s/ Paul J. Lytle
                                              ----------------------------------
                                 Address: Techniclone Corporation
                                          14282 Franklin Avenue
                                          Tustin, CA  92780
                                          Telephone No.     (714) 508-6000
                                          Facsimile No.     (714) 838-4094

                                          THE TAIL WIND FUND, LTD.


                                          By: /s/ David Crook, June 2, 2000
                                              ----------------------------------
                                                  Name: David Crook
                                                  Title:

                                 Address: The Tail Wind Fund, Ltd.
                                          Windermere House
                                          404 East Bay Street
                                          P.O. Box SS-5539
                                          Nassau, Bahamas
                                          Attention:      N. Rolle
                                          Telephone No.   (242) 393-8777
                                          Facsimile No.   (242) 393-9021

                                 With a copy to:

                                          Tail Wind, Inc.
                                          c/o European American Securities, Inc.
                                          One Regent Street, 1st Floor
                                          London SW1Y 4NS
                                          England
                                          Attention:      David Crook
                                          Telephone No.   (011) 44-207-468-7660
                                          Facsimile No.   (011) 44-207-468-7657

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                                          RESONANCE LIMITED


                                          By: /s/ Moishe Bodner
                                              ----------------------------------
                                                  Name:  Moishe Bodner
                                                  Title: President

                                 Address: Resonance Limited
                                          c/o Isac Securities
                                          310 Madison Avenue, Suite 503
                                          New York, NY  10017
                                          Nassau, Bahamas
                                          Telephone No.     (917)834-3811
                                          Facsimile No.     (718)339-7079


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